Exhibit 30(n)(1)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 4 to Registration Statement No. 333-214404 of the Allstate Life of New York Variable Life Separate Account A (the “Account”) on Form N-6 of our report dated April 7, 2021, relating to the financial statements and financial highlights comprising each of the Sub-Accounts of the Account appearing in the Statement of Additional Information, which is part of such Registration Statement and to the incorporation by reference of our report dated March 12, 2021 (March 30, 2021, as to the subsequent events described in Note 1) relating to the financial statements and financial statement schedules of Allstate Life Insurance Company of New York, appearing in the Registration Statement on Form S-1 of Allstate Life Insurance Company of New York for the year ended December 31, 2020.

We also consent to the references to us under the heading “Experts” in the Statement of Additional Information, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
April 29, 2021